Loan Agreement

This Loan Agreement (this “Agreement”) is executed on July 20, 2018 by and between CHANGSHA EZAGOO TECHNOLOGY LIMITED, a limited liability company formed under the laws of China(the “Lender”) and BEIJING EZAGOO SHOPPING HOLDING LIMITED and RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED(the “Representative”), all shareholders of HUNAN EZAGOO ZHICHENG INTERNET TECHNOLOGY LIMITED, a limited liability company organized and existing under the laws of China (the “Company”). The Representative and the Lender are collectively referred to herein as “the Parties” and individually “a Party”.

WHEREAS:

1.	Representative is duly authorized by all the shareholders of the Company to secure a loan from the Lender for the purpose of increasing the registered capital of the Company, and Lender agrees to extend such a loan;

2.      CHANGSHA EZAGOO TECHNOLOGY LIMITED is the Lender. Pursuant to certain VIE agreements by and among the all the shareholders of the Company, the Company and Lender, Lender effectively controls and assumed management of the business activities of the Company and has the right to receive a service fee approximately equal to 100% of the Company’s net income.

NOW, THEREFORE, the Parties have agreed to the terms and conditions with respect to the loan hereunder as follows:

1.       THE TOTAL PRINCIPAL AMOUNT AND INTEREST

The total principal amount of the loan hereunder (the “Loan”) is CNY$100,000 (the “Total Principal”), and the Loan shall be interest-free.

2.       USE OF PROCEEDS

The Representative shall use the Total Principal for the sole purpose of increasing the registered capital of the Company.

3.       LOAN DRAWDOWN

The Lender shall deposit the Total Principal to a designated Company bank account, for the sole purpose of increasing the registered capital of the Company before December 31, 2018.

4.       LOAN REPAYMENT

Repayment of the Loan shall be deemed to have occurred upon the earlier of (i) repayment of the Total Principal to the Lender by the Representative or (ii) when the Total Principal is transferred to a bank account of the Company designated by the Lender to be used to increase the Company’s registered capital.

5.       REPRESENTATIONS AND WARRANTIES

The Lender and the Representative hereby represent and warrant to the other Party that, as of the date of this Agreement, they are authorized to enter into this Agreement and perform all of their respective rights and obligations under this Agreement and this Agreement is valid, binding and enforceable against them in accordance with its terms.

6.       DEFAULT

In the event the Representative uses the Total Principal other than in compliance with the terms of this Agreement, the Lender may, at its option, demand the repayment in full of the Total Principal plus a penalty interest payment at the interest rate of 0.07% per day for the period of the Loan until the Total Principal Amount is repaid in full.

7.       Governing Law and Resolution of Disputes

7.1. The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

7.2. In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the count of China, in accordance with its then effective regulation. The arbitration shall be conducted in China, and the language used in arbitration shall be either in Chinese or English. The arbitration award shall be final and binding on all Parties.

8.       MISCELLANEOUS

8.1. The Parties shall take such additional actions as may be required to carry out the terms of this Agreement.

8.2. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the Parties. The Representative shall not transfer or assign any or all of its rights and obligations under this Agreement to any third party without the prior written consent of Lender.

8.3. This Agreement may be executed by the Parties in any number of counterparts, all of which together shall constitute one and the same instrument.

8.4. This Agreement may be amended or supplemented only through written agreement by the Parties.

[Signature pages follow]

IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Representative:
For and on behalf of BEIJING EZAGOO SHOPPING HOLDING LIMITED		For and on behalf of RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED
By:	/s/Tan Xiaohao	By:	/s/ Wan Weihong
Name:	Tan Xiaohao	Name:	Wan Weihong
Position:	Authorized Representative	Position:	Authorized Representative

For and on behalf of CHANGSHA EZAGOO TECHNOLOGY LIMITED
By:	/s/Tan Xiaohao
Name:	Tan Xiaohao
Position:	Authorized Representative